EXHIBIT 10.9


                                    AGREEMENT

                           J. POLLACK & COMPANY, INC.

                                       And

                           ALLIANCE TROPHY CLUB, INC.



THIS AGREEMENT, is entered into this 31st day of March, 1999, by and between Alliance Trophy Club, Inc. and J. Pollack & Company, Inc., Jason S. Pollack, 703 South 11th Street, Lantana Florida, 33462, 561-585-4485 (hereinafter referred to as "Representative").

AS AGREED, Alliance Trophy Club, Inc. will extend the contract of J. Pollack & Company, Inc. from 6 months to 12 months effective immediately. In doing so, Alliance Trophy Club, Inc. will issue an additional compensation of 70,000 shares of free-trading stock (symbol: ALLT). The Representative agrees to provide the following services:

1.   Assist in Generating Press Releases

2. Develop Market Awareness through Direct Communication with the Brokerage Houses, Fund Managers, Analysts, Public and Private Investors

3. Develop an Interactive Web site for Company Profile, Current Press Releases, Stock Prices and Company Filings

4.   Lead Generation Programs (Deck Drops, Internet Blasts, etc.)

5.   Review and Discuss Investment Banking and Investor Relation Issues


IN WITNESS WHEREOF, the parties have duly set their hands to this Agreement, effective on this date stated above.


J. POLLACK & COMPANY, INC.                   ALLIANCE TROPHY CLUB, INC.



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Jason S. Pollack, President                  Lance White, President